As filed with the Securities and Exchange Commission on September 22, 2011
Registration No. 333-116217 Registration No. 333-110334 Registration No. 333-147680
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

AMENDMENT NO. 3 TO
POST-EFFECTIVE AMENDMENTS ON
FORM S-1
REGISTRATION STATEMENTS
UNDER THE SECURITIES ACT OF 1933
_________________

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in Its Charter)
_________________

California (State or Other Jurisdiction of Incorporation or Organization)	3841 (Primary Standard Industrial Classification Code Number)	94-3035367 (I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I
Sacramento, California  95815
(916) 646-2020
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_________________

Justin C. Dearborn
President and Chief Executive Officer
Ophthalmic Imaging Systems
200 E. Randolph Street, 24th Floor
Chicago, Illinois  60601
(312) 565-6868
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 4, 2011, Merge Healthcare Incorporated completed its acquisition of the Ophthalmic Imaging Systems (the “Registrant”).  As a result, the Registrant has terminated all offerings pursuant to (i) its Registration Statement on Form S-1 (formerly Form SB-2) (File No. 333-116217), (ii) its Registration Statement on Form SB-2 (File No. 333-110334) and (iii) its Registration Statement on Form SB-2 (File No. 333-147680) (together with all amendments thereto, collectively, the “Registration Statements”).

Pursuant to the undertakings set forth in the Registration Statements and Rule 429 of the Securities Act of 1933, as amended, this Amendment No. 3 is being filed to deregister, and remove from registration, all securities that remain unsold under the Registration Statements as of the date hereof and to terminate the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 22, 2011.

OPHTHALMIC IMAGING SYSTEMS

By:                 /s/ Justin C. Dearborn
Name: Justin C. Dearborn
Title:  President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed by the following persons in the capacities indicated on this 22st day of September, 2011.

Signature	Title
/s/ Justin C. Dearborn Justin C. Dearborn	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Steven M. Oreskovich Steven M. Oreskovich	Director and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Ann G. Mayberry-French Ann G. Mayberry-French	Director